UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2008

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11234	76-0380342
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Kinder Morgan Energy Partners, L.P. (“KMP”) and Kinder Morgan Management, LLC (“KMR”) intend to have meetings on September 18 and 19, 2008 at the UBS 2008 MLP Conference to discuss the business and affairs of KMP and KMR.  Prior to the conference, interested parties will be able to view the materials to be presented at the conference by visiting our web site at: http://www.kindermorgan.com/investor/presentations.

In addition to the presentation materials, due to the significant amount of news and speculation concerning the impact of hurricane Ike and the financial condition of Lehman Brothers and AIG, among others, on various businesses, industries and the economy generally, the KMP and KMR representatives will address the following:

Hurricane Ike – KMP has previously issued a press release indicating that its primary assets experienced only relatively minor damage due to the hurricane, and that while it continues to assess the damage from the hurricane, it does not believe the hurricane will have a material adverse effect on its financial results.  Interested parties are directed to that press release dated September 15, 2008.

Lehman Brothers – No Lehman affiliate is an administrative agent for KMP or any of its subsidiaries.  Lehman is a lending bank providing less than 5% of the commitments in KMP’s $1.85 billion credit facility.  It provides less than 10% of Rockies Express’ $2.0 billion credit facility (KMP is a 50% owner in Rockies Express) and less than 10% of Midcontinent Express’ $1.4 billion credit facility (KMP is a 50% owner in Midcontinent Express).  Like most credit facilities, should Lehman not be able to honor its commitments under these credit facilities, the commitments of the other banks remain unchanged and the facilities are not defaulted.  Even if the availability under the respective facility is reduced by the amount of the Lehman commitment, we do not expect KMP’s, Rockies Express’ or Midcontinent Express’ access to capital to be significantly adversely impacted.  Separately, Rockies Express has an interest rate swap in place with Lehman.  Marking the swap to market at today’s rates, Rockies Express currently owes Lehman less than $5 million.

AIG – Neither AIG nor any of its subsidiaries is a lender to KMP.  Subsidiaries of American International Group, Inc. provide KMP various insurance coverage and various levels of coverage within the type of insurance, including directors and officers liability coverage, property and liability coverage and business interruption insurance.  We have no reason to believe they will not continue to provide coverage for claims made, though we also believe any inability on their part to do so would not result in a material adverse effect on our financial results.  In any event, if necessary, we believe we would be able to replace the coverage provided by the AIG insurance subsidiaries without significant impact.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: September 17, 2008			By:	/s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and Secretary